UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2017

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amendment to Letter of Credit Reimbursement Agreement

Effective as of November 8, 2017, Renaissance Reinsurance Ltd. (“RRL”) entered into the Fifth Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”), by and among RRL and each of Bank of Montreal, as documentation agent (the “Documentation Agent”), Bank of Montreal, London Branch, as a lender (“BMO”), Citibank Europe plc, as a lender and as collateral agent (“CEP”), and ING Bank N.V., London Branch, as a lender and as letter of credit agent (“ING” and, together with BMO and CEP, the “Lenders”), amending the Letter of Credit Reimbursement Agreement, dated as of November 23, 2015, as amended (the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) providing for the issuance by the Lenders of a letter of credit (the “Letters of Credit”) for the account of RRL to support business written by RRL’s Lloyd’s syndicate, Syndicate 1458.

The Letter of Credit is denominated in U.S. Dollars, with a stated amount of $180 million. Pursuant to the Amendment, the term of the Facility was extended until the date that is four years from the date of notice from ING to the beneficiary of the Letters of Credit, which notice is required to be given not later than December 31, 2017, unless such date is extended with the consent of all the Lenders. Notice was previously required to be given not later than December 31, 2016. The Borrower may request that the Letter of Credit be amended to increase the stated amount of such Letter of Credit, or issue a new Letter of Credit denominated in Pounds, in an aggregate amount for all such increases or issuances not to exceed $150,000,000 or the equivalent thereof. Prior to the Amendment, the aggregate amount of the increases or issuances was $75,000,000.

Certain Lenders and their affiliates have performed commercial banking, investment banking and advisory services for RRL and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders and the Documentation Agent may from time to time engage in transactions with and perform services for RRL and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The descriptions of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Deferred Cash Award Plan

On November 10, 2017, the Board of Directors (the “Board”) of RenaissanceRe Holdings Ltd. (the “Company”) adopted the RenaissanceRe Holdings Ltd. Deferred Cash Award Plan (the “Plan”).

The Plan permits the Board to grant to eligible employees (or prospective employees), non-employee directors and consultants or advisors of the Company or any of its affiliates deferred cash awards (“Deferred Cash Awards”). Each Deferred Cash Award granted under the Plan will represent an unfunded, unsecured promise by the Company to make a cash payment to the participant on a specified payment date, subject to the participant’s satisfaction of the applicable vesting conditions set forth in an individual award agreement. The vested portion of a Deferred Cash Award will be paid or distributed to the participant in cash on the first administratively practicable payroll date immediately following the applicable vesting date.

Any Deferred Cash Award held by a participant who experiences an involuntary termination of employment as a result of a change in control of the Company will immediately vest as of the date of such termination, unless otherwise provided for in his or her individual award agreement or employment or services agreement with the Company or its affiliates.

The foregoing summary does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan and form of Deferred Cash Award Agreement under the Plan, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amendment to Letter of Credit Reimbursement Agreement, dated as of November 8, 2017, by and among Renaissance Reinsurance Ltd. and each of Bank of Montreal, as documentation agent, Bank of Montreal, London Branch, as a lender, Citibank Europe plc, as a lender and as collateral agent, and ING Bank N.V., London Branch, as a lender and as letter of credit agent.

10.2	RenaissanceRe Holdings Ltd. Deferred Cash Award Plan.

10.3	Form of Deferred Cash Award Agreement pursuant to which Deferred Cash Awards are granted under the RenaissanceRe Holdings Ltd. Deferred Cash Award Plan.

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Letter of Credit Reimbursement Agreement, dated as of November 8, 2017, by and among Renaissance Reinsurance Ltd. and each of Bank of Montreal, as documentation agent, Bank of Montreal, London Branch, as a lender, Citibank Europe plc, as a lender and as collateral agent, and ING Bank N.V., London Branch, as a lender and as letter of credit agent.
10.2	RenaissanceRe Holdings Ltd. Deferred Cash Award Plan.
10.3	Form of Deferred Cash Award Agreement pursuant to which Deferred Cash Awards are granted under the RenaissanceRe Holdings Ltd. Deferred Cash Award Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

November 13, 2017	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel & Corporate Secretary

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